As filed with the Securities and Exchange Commission on August 29, 2023

Registration No. 333-267838

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM F-1 ON
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________

GORILLA TECHNOLOGY GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________________

Cayman Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Meridien House
42 Upper Berkeley Street
Marble Arch
London, United Kingdom W1H 5QJ
+442039880574
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

__________________________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copies of all correspondence to:

Stephen C. Ashley, Esq. Pillsbury Winthrop Shaw Pittman LLP 31 W. 52nd Street New York, NY, 10019 Tel: (212) 858-1000	Michael Johns Michael Lockwood Maples and Calder (Cayman) LLP PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Tel: (345) 949-8066

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Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 12, 2022, Gorilla Technology Group Inc. (the “Registrant”) initially filed a registration statement on Form F-1 (File No. 333-267838) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was subsequently declared effective by the SEC on March 30, 2023.

On April 28, 2023, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement to include the Registrant’s consolidated financial statements for the periods required by Item 8.A of Form 20-F.

This Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 is being filed by the Registrant to convert the Registration Statement into a registration statement on Form F-3 and to update certain other information in the Registration Statement. The information included in this Post-Effective Amendment No. 2 updates the Registration Statement and the prospectus contained therein.

No additional securities are being registered by this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2023
PRELIMINARY PROSPECTUS

GORILLA TECHNOLOGY GROUP INC.

PRIMARY OFFERING OF
1,273,125 ORDINARY SHARES UNDERLYING WARRANTS
14,000,000 ORDINARY SHARES UNDERLYING THE CONTINGENT VALUE RIGHTS

SECONDARY OFFERING OF
64,403,803 ORDINARY SHARES,
1,273,125 WARRANTS TO PURCHASE ORDINARY SHARES
3,000,000 CLASS A CONTINGENT VALUE RIGHTS
OF
GORILLA TECHNOLOGY GROUP INC.

This prospectus relates to (A) issuance from time to time by Gorilla Technology Group Inc., a company organized under the laws of the Cayman Islands (“we,” “our,” the “Company” or “Gorilla”), of up to (i) 1,273,125 ordinary shares, par value $0.0001 per share (the “ordinary shares”), issuable upon exercise of warrants (the “warrants”) (of which 523,125 are private placement warrants and 750,000 are warrants held by the PIPE Investor (as defined herein)), which were originally issued in the initial public offering of Global SPAC Partners Co. (the “Global IPO”) at a price of $10.00 per Public Unit (as defined below) to purchase our ordinary shares at an exercise price of $11.50 per share and (ii) 14,000,000 ordinary shares underlying the CVRs (as defined herein) and (B) the resale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest of up to an aggregate of (i) 64,403,803 ordinary shares, (ii) 1,273,125 warrants (of which 523,125 are private placement warrants and 750,000 are warrants held by the PIPE Investor) to purchase ordinary shares at an exercise price of $11.50 per share (which were priced at $10.00 per unit, including the warrant) and (iii) 3,000,000 Class A CVRs (as defined herein) (which were included with the PIPE Subunits).

Each warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share commencing on July 13, 2022 and will expire on July 13, 2027, at 5:00 p.m., New York City time, or earlier upon redemption of the warrants or liquidation of the Company. We may redeem the outstanding public warrants at a price of $0.01 per warrant if the last reported sales price of our ordinary shares equals or exceeds $18.00 per ordinary share (subject to adjustment in accordance with the terms of the warrants) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, as described herein. The private warrants have terms and provisions that are identical to those of the public warrants, except as described herein.

We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer.

Although certain of our shareholders are subject to restrictions regarding the transfer of their securities, these shares may be sold after the expiration of the applicable lock-up periods. The market price of our ordinary shares could decline if the Selling Securityholders sell a significant portion of our ordinary shares or are perceived by the market as intending to sell them. Despite such a decline in the public trading price of our ordinary shares, the Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus to the extent that such sales are made at prices that exceed the prices at which such securities were purchased. Certain of the securities being registered for sale pursuant to this prospectus were purchased by the corresponding Selling Securityholders at prices below the current market price of our ordinary shares, as described above. Accordingly, such Selling Securityholders may have an incentive to sell their securities. See “Risk Factors — Risks Related to this Offering — Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our ordinary shares and warrants to fall.”

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer and sell any of the securities from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the securities. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus.

All of the ordinary shares and warrants (including ordinary shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of any securities by the Selling Securityholders. We may receive up to an aggregate of $114.3 million from the exercise of the Gorilla warrants issued and outstanding as of March 8, 2023, assuming the exercise in full of all the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of August 25, 2023, the closing price of our ordinary shares was $1.59 per share. Holders of the private placement warrants have the option to exercise the private placement warrants on a cashless basis in accordance with the warrant agreement. To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the warrants will decrease.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC under the trading symbols “GRRR” and “GRRRW,” respectively. On August 25, 2023, the closing prices for our ordinary shares and warrants on the Nasdaq Stock Market LLC were $1.59 per ordinary share and $0.10 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2023.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States:    We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands. In this prospectus:

“Ancillary Documents”

means the Lock-Up Agreement, the Gorilla Voting Agreement, Sponsor Voting Agreement, the Founders Registration Rights Agreement Amendment, the Gorilla Registration Rights Agreement and the Assignment, Assumption and Amendment to Warrant Agreement, the Surviving Company Memorandum and Articles of Association, the Amended Subscription Agreements and the other agreements, certificates and instruments to be executed or delivered by any of the Parties contemplated by the Business Combination Agreement executed or to be executed in connection with the transactions contemplated thereby.

“Average VWAP Price”	means the average 20 Trading Day VWAP of the Gorilla ordinary shares.
“Business Combination Agreement”

means the agreement entered into by and between Global SPAC Partners Co., a special purpose acquisition company incorporated as a Cayman Islands exempted company (“Global”), Gorilla, Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Gorilla (“Merger Sub”), Sponsor, in the capacity as the representative from and after the Effective Time (as defined in the Business Combination Agreement) for the shareholders of Global as of immediately prior to the Effective Time and their successors and assignees, and Tomoyuki Nii, in the capacity as the representative from and after the Effective Time for the Gorilla shareholders as of immediately prior to the Effective Time, dated as of December 21, 2021, as amended and restated on May 18, 2022.

“Class A Contingent Value Right” or “Class A CVR”

means a contractual contingent value right to be issued for each Class A ordinary share entitling the holder to receive (as a new reissuance by Gorilla of equivalent Gorilla ordinary shares or other securities or property forfeited as part of applicable Earnout Shares) (A) a pro rata portion, among holders of Class A CVRs, of the Earnout Shares that are forfeited by Gorilla shareholders under the Business Combination Agreement for failure to meet any of the price maintenance requirements for Gorilla ordinary shares (as referred to and defined in the Business Combination Agreement as Price Protection Shares, “Price Protection Shares”) and (B) a pro rata portion, among holders of all CVRs, of the Earnout Shares that are forfeited by shareholders of Gorilla under the Business Combination Agreement for failure to meet any the financial performance and reporting metric performance requirements (as referred to and defined in the Business Combination Agreement as Revenue Protection Shares, “Revenue Protection Shares”).

“Class B Contingent Value Right” or “Class B CVR”

means a contractual contingent value right to be issued for each PIPE Subunit purchased under the Amended Subscription Agreement entitling them to receive (as a new reissuance by Gorilla of equivalent ordinary shares of Gorilla or other securities or property forfeited as part of applicable Earnout Shares) a pro rata portion, among holders of all CVRs, of the Revenue Protection Shares (but not the Price Protection Shares).

“CVR”	means each of one whole Class A CVR or Class B CVR.
“Contingent Value Rights Agreement” or “CVR Agreement”	means the agreement contemplated to be entered into prior to or in connection with the Closing, by and between the SPAC Representative and the Rights Agent, which will govern the terms of the CVRs.
“Companies Act”	means the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time.

“Closing”	means the consummation of the Merger (as defined in the Business Combination Agreement).
“Earnout Shares”

means the fourteen million (14,000,000) of Gorilla ordinary shares held in escrow that were issued to the shareholders of Gorilla in the Recapitalization (subject to equitable adjustment for share sub-divisions, share capitalizations, combinations, recapitalizations and the like after the Closing, including to account for any equity securities into which such shares are exchanged or converted, and together with any dividends or distributions or other income paid or otherwise accruing to such securities during the time such securities are held in escrow), and make such Earnout Shares contingent and only vest and be earned by the shareholders of Gorilla if certain share price maintenance and financial performance and reporting metrics are achieved by Gorilla after the Closing, with such Earnout Shares forfeited if such metrics are not achieved.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.
“GAAP”	means accounting principles generally accepted in the United States of America.
“Global”	means Global SPAC Partners Co., a Cayman Islands exempted company.
“Global IPO”	means the initial public offering of Global, which was consummated on April 13, 2021.
“Gorilla warrants”	means the warrants to be received by warrant holders of Global in exchange for Global warrants pursuant to the Business Combination Agreement.
“I-Bankers”	means I-Bankers Securities, Inc., representative of the several underwriters in Global IPO.
“PCAOB”	means the Public Company Accounting Oversight Board.
“PIPE Investment”	means the purchases of PIPE Subunits pursuant to the Amended Subscription Agreements with the PIPE Investors, such purchases to be consummated immediately prior to the consummation of the Merger.
“PIPE Investors”	means certain accredited investors who executed Amended Subscription Agreements pursuant to which they agreed, in the aggregate, to purchase the PIPE Subunits.
“PIPE Subunits”

means up to 5 million subunits of Global (or, if the amount of the PIPE Investment is reduced in accordance with the Amended Subscription Agreements, such number of PIPE Subunits purchased under the Amended Subscription Agreements, subject to a minimum of 3 million subunits of Global), each subunit consisting of one Class A ordinary share and one-quarter of redeemable Global warrant, subscribed for and to be purchased by the PIPE Investors pursuant to the Amended Subscription Agreements; provided, however, that if a PIPE Investor acquires ownership of subunits of Global in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such subunits in connection with any redemption conducted by Global in accordance with Global’s organizational documents and the prospectus for Global’s IPO in conjunction with the Closing or in conjunction with an amendment to Global’s organizational documents to extend Global’s deadline to consummate its business combination) at least prior to Global’s meeting of shareholders to approve the Transactions and the PIPE Investor does not redeem or convert such PIPE Subunits in connection with any redemption (such subunits, “non-redeemed subunits”), the number of subunits for which the PIPE Investor is obligated to purchase under the Amended Subscription Agreement shall be reduced by the number of non-redeemed subunits.

“public shareholders”	means holders of public subunits.
“public subunits”	means subunits sold in the Global IPO as part of the units, whether they were purchased in the Global IPO or thereafter in the open market.
“public subunit warrants”	means the 376,969 public warrants underlying the public subunits, with each whole warrant exercisable to purchase one Class A ordinary share.
“Redemption Price”	means an amount equal to the price at which each Class A ordinary share is redeemed or converted pursuant to the Redemption.
“Redemption”

means each outstanding Global Class A Ordinary Share of as of the effective time of the Transactions that is not redeemed or converted in connection with the extraordinary general meeting of Global shareholders to approve the Transactions.

“representative shares”	means the 100,000 Class B ordinary shares of Global issued to I-Bankers upon the closing of Global IPO.
“Securities Act”	means the Securities Act of 1933, as amended.
“Sponsor”

means Global SPAC Sponsors LLC, a Delaware limited liability company. Members of Global SPAC Sponsors LLC include the anchor investors and SPAC Partners — Global LLC, whose members include certain officers and directors of Global. The sole manager of Global SPAC Sponsors LLC is Global’s Chief Executive Officer and director, Bryant B. Edwards.

“Transactions”	means the Merger and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding Gorilla’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Gorilla’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of Gorilla as set forth in this prospectus.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•        Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

•        If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

•        If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

•        Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

•        Aside from fiscal year 2022, Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

•        Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

•        Historically, a single customer has accounted for a material portion of Gorilla’s revenues and the Government of Egypt is anticipated to account for a material portion of Gorilla’s future revenues, so therefore, the loss of either such historical customer or the Government of Egypt as a customer could materially and adversely affect its business, results of operations and financial condition;

•        Gorilla anticipates that a material portion of its incoming capital inflows will be denominated in Egyptian pounds (“EGP”), and that such capital will need to be converted into U.S. dollars in order to fund Gorilla’s ongoing operations. Such conversions may take months under current market and regulatory conditions and leave Gorilla exposed to fluctuations in the value of EGP, which could materially impact Gorilla’s cash flow management;

•        A material portion of Gorilla’s revenues over the next three years is expected to come from the Company’s contract with the Government of Egypt, and if the Company fails to meet its obligations under such contract, such anticipated revenues may not be fully realized;

•        Gorilla’s business depends on expanding its base of clients and generating new projects with maintenance services post-project completion for its clients, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

v

•        If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

•        The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use of its services and products;

•        The competitive position of Gorilla’s platforms depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition, and results of operations could be adversely impacted;

•        Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected; and

•        Other factors described under the heading “Risk Factors” beginning on page 7 of this prospectus, as well as those factors described under the heading “Item 3.D. Risk Factors” in Gorilla’s annual report on Form 20-F for the year ended December 31, 2022, Exhibit 99.5 of the Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and in other documents Gorilla files with the SEC.

Gorilla cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. Gorilla does not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Gorilla will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in Gorilla’s public filings with the Securities and Exchange Commission, or the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find Additional Information” beginning on page 22.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of Gorilla’s management, which in turn are based upon Gorilla’s management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While Gorilla is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and other information incorporated by reference into this prospectus.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) and are expressed in U.S. dollars.

This registration statement incorporates by reference the Company’s consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 as well as interim financial statements as of June 30, 2023 and for each of the six-month periods ended June 30, 2023 and 2022.

Consolidated financial statements prepared in accordance with IFRS can differ in certain significant respects from U.S. GAAP.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands, and its consolidated subsidiaries.

Overview

Gorilla is a provider of edge AI technology for security convergence, video intelligence, Internet of Things (IoT) security and edge content management with operations and established distribution and sales channels globally.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of government, commercial, and industrial entities. We service our customers directly or partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through channel partners or resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Security Convergence and Video IoT.

Consummation of the Business Combination

On December 21, 2021, Global SPAC Partners Co., a special purpose acquisition company incorporated as a Cayman Islands exempted company (“Global”), entered into a definitive Business Combination Agreement, dated as of December 21, 2021, as amended and restated on May 18, 2022 (the “Business Combination Agreement”), with Gorilla, Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Gorilla (“Merger Sub”), Sponsor, in the capacity as the representative from and after the Effective Time (as defined in the Business Combination Agreement) for the shareholders of Global as of immediately prior to the Effective Time and their successors and assignees, and Tomoyuki Nii, in the capacity as the representative from and after the Effective Time for the Gorilla shareholders as of immediately prior to the Effective Time.

On July 13, 2022 (the “Closing Date”), as contemplated by the Business Combination Agreement, Merger Sub merged with and into Global, with Global as the surviving entity (the “Merger”, and together with the other transactions contemplated by the Business Combination Agreement and certain Ancillary Documents, the “Transactions”).

Pursuant to the Business Combination Agreement, immediately prior to the Effective Time, Gorilla effected a recapitalization (the “Recapitalization”) pursuant to which (a) the preference shares of Gorilla were converted into ordinary shares of Gorilla in accordance with Gorilla’s memorandum and articles of association; (b) Gorilla effected a recapitalization of Gorilla’s ordinary shares so that the holders of Gorilla ordinary shares (and options to acquire Gorilla ordinary shares that are not converted to Gorilla ordinary shares in the Recapitalization) held shares (or the right to acquire shares, as applicable) valued at $10.00 per share having a total value of $650,000,000, on a fully diluted basis; and (c) with respect to outstanding options to purchase Gorilla ordinary shares, the number of Gorilla ordinary shares issuable upon exercise of such security, as a result of the Recapitalization, became converted into such number of Gorilla ordinary shares equal to the quotient obtained by dividing (A) $650,000,000, by (B) $10.00, and subsequently dividing such quotient by (C) the sum of (i) the number of Gorilla ordinary shares then outstanding and (ii) without duplication, the number of Gorilla ordinary shares issuable upon the exercise of all outstanding options to purchase Gorilla ordinary shares.

On the Closing Date, the following securities issuances were made by Gorilla to Global’s securityholders: (i) each outstanding ordinary share of Global (including Global Class A ordinary shares and Global Class B ordinary shares, the “Global Ordinary Shares” and including the Global Class A ordinary shares included as part of the PIPE Investment (as defined below)) was exchanged for (A) one Gorilla ordinary share and (B) Class A CVR, and (ii) each outstanding warrant of Global was converted into a warrant to purchase the same number of Gorilla ordinary shares at the same exercise price and for the same exercise period.

Concurrently with the execution of the Business Combination Agreement, Gorilla and Global entered into subscription agreements (as amended, the “Subscription Agreements”) with the PIPE Investors. Gross proceeds received from the PIPE Investors were $30.3 million (the “PIPE Investment”).

The Gorilla ordinary shares and Gorilla warrants commenced trading on The Nasdaq Capital Market on July 14, 2022 under the ticker symbols “GRRR” and “GRRRW,” respectively.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the JOBS Act. For as long as we are deemed an emerging growth company, we are permitted to and intend to take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies, including:

•        an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

•        an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

As a foreign private issuer, we are permitted to comply with Cayman Islands corporate governance practices instead of the Nasdaq Stock Market requirements, provided that we disclose those Nasdaq Stock Market requirements with which we do not comply and the equivalent Cayman Islands requirement that we follow instead (if applicable).

Gorilla intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

•        Executive Sessions.    We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring Gorilla’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Gorilla will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

•        Proxy Statements.     We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. Gorilla will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

•        Shareholder Approval.    Gorilla is not required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of Gorilla’s Amended and Restated Memorandum and Articles of Association, Gorilla’s board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

Our Corporate Information

Gorilla was incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is https://www.gorilla-technology.com, and our telephone number is +442039880574. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Summary of Risk Factors

Investing in our securities involves risks. You should carefully consider all of the information contained in this prospectus, including the risks described in “Risk Factors,” before making a decision to invest in our securities. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

•        Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

•        If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

•        If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

•        Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

•        Aside from fiscal year 2022, Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

•        Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

•        Historically, a single customer has accounted for a material portion of Gorilla’s revenues and the Government of Egypt is anticipated to account for a material portion of Gorilla’s future revenues, so therefore, the loss of either such historical customer or the Government of Egypt as a customer could materially and adversely affect its business, results of operations and financial condition;

•        Gorilla anticipates that a material portion of its incoming capital inflows will be denominated in Egyptian pounds (“EGP”), and that such capital will need to be converted into U.S. dollars in order to fund Gorilla’s ongoing operations. Such conversions may take months under current market and regulatory conditions and leave Gorilla exposed to fluctuations in the value of EGP, which could materially impact Gorilla’s cash flow management;

•        A material portion of Gorilla’s revenues over the next three years is expected to come from the Company’s contract with the Government of Egypt, and if the Company fails to meet its obligations under such contract, such anticipated revenues may not be fully realized;

•        Gorilla’s business depends on expanding its base of clients and generating new projects with maintenance services post-project completion for its clients, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

•        If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

•        The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use of its services and products;

•        The competitive position of Gorilla’s platforms depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition, and results of operations could be adversely impacted;

•        Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected; and

•        Other factors described under the heading “Risk Factors” beginning on page 7 of this prospectus, as well as those factors described under the heading “Item 3.D. Risk Factors” in Gorilla’s annual report on Form 20-F for the year ended December 31, 2022, Exhibit 99.5 of the Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and in other documents Gorilla files with the SEC.

Recent Developments

On August 17, 2023, we entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., referred to as the agent. In accordance with the terms of the Sales Agreement, we may issue and sell, from time to time, ordinary shares, through the agent, acting as agent or principal. Sales of ordinary shares, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Under the Sales Agreement, the agent is not required to sell any specific amount but will act as our sales agent using commercially reasonable efforts consistent with each of their normal trading and sales practices, on mutually agreed terms between the agent and us.

THE OFFERING

Ordinary shares issuable by us in a primary offering upon exercise of the warrants and CVRs	15,273,125 ordinary shares, which consists of 1,273,125 ordinary shares underlying warrants and 14,000,000 ordinary shares underlying the contingent value rights
Securities that may be offered and sold from time to time by the Selling Securityholders in a secondary offering	Up to 64,403,803 ordinary shares, up to 1,237,125 warrants and up to 3,000,000 Class A CVRs.
Terms of warrants	Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share. Our warrants expire on July 13, 2027 at 5:00 p.m., New York City time.
Offering prices

The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary shares issued and outstanding prior to any exercise of warrants	68,562,852 ordinary shares (excluding treasury shares but including Earnout Shares currently held in escrow) (as of March 8, 2023).
Warrants issued and outstanding	9,942,964 warrants (as of March 8, 2023).
Ordinary shares to be issued and outstanding assuming exercise of all warrants	78,505,816 ordinary shares (excluding treasury shares but including Earnout Shares currently held in escrow) (as of March 8, 2023).
Use of proceeds

We may receive up to an aggregate of $114.3 million from the exercise of all of the Gorilla warrants issued and outstanding as of March 8, 2023, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of August 25, 2023, the closing price of our ordinary shares was $1.59 per share. Holders of the private placement warrants have the option to exercise the private placement warrants on a cashless basis in accordance with the warrant agreement. To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the warrants will decrease. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. See “Use of Proceeds.”

All of the ordinary shares and warrants (including shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividend Policy

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our ordinary shares and warrants	Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “GRRR” and “GRRRW,” respectively.
Risk factors	Prospective investors should carefully consider the “Risk Factors” beginning on page 7 herein for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

Investing in our securities involves substantial risk. Before investing in our securities, you should carefully consider the risks set forth under the captions “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 (“2022 Form 20-F”), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 28, 2023 and Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our ordinary shares to decline. You could lose all or part of your investment.

This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Historically, our stock price has been volatile, and this is likely to continue; purchasers of our ordinary shares could incur substantial losses as a result.

Historically, the market price of our ordinary shares has fluctuated significantly, and we expect that this will continue. Purchasers of our ordinary shares could incur substantial losses relating to their investment in our stock as a result. The stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our ordinary shares, which could cause purchasers of our ordinary shares to incur substantial losses. The market price for our ordinary shares may be influenced by many factors, including:

•        developments in our business or with respect to our projects;

•        the success of competitive products or technologies;

•        regulatory developments in Egypt, Taiwan, the United Kingdom and other foreign countries;

•        developments or disputes concerning patents or other proprietary rights;

•        the recruitment or departure of key personnel;

•        variations in our financial results or those of companies that are perceived to be similar to us;

•        market conditions in our industries and issuance of new or changed securities analysts’ reports or recommendations;

•        the failure of securities analysts to cover our ordinary shares or changes in financial estimates by analysts;

•        the inability to meet the financial estimates of analysts who follow our ordinary shares;

•        investor perception of our company and of our targeted markets; and

•        general economic, political and market conditions.

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our ordinary shares and warrants to fall.

The Selling Securityholders can sell, under this prospectus, up to (a) 64,403,803 ordinary shares constituting (on a post-exercise basis) approximately 94% of our issued and outstanding ordinary shares and (b) 1,273,125 warrants constituting approximately 12.8% of our issued and outstanding warrants. Sales of a substantial number of ordinary shares and/or warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares and warrants.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such shares into the public market. Although the current trading price or our common stock is below $10.00 per share, which was the sales price for units in the Global IPO, certain of the Selling Securityholders, including holders of Founder Shares which were initially purchased for approximately $0.00435 per share and represent approximately 6% of our issued and outstanding ordinary shares as of March 8, 2023, have an incentive to sell because they purchased share at prices below the initial public offering price and/or below the recent trading prices of our securities. Sales by such investors may prevent the trading price of our securities from exceeding the initial public offering price and may cause the trading prices of our securities to experience a further decline.

A certain number of our warrants will become exercisable for our ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Our warrants to purchase up to approximately 10.0 million ordinary shares are exercisable as of August 13, 2022 in accordance with the terms of the Assignment, Assumption and Amendment to Warrant Agreement and the warrant agreement governing those securities. To the extent such warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the existing holders of ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of ordinary shares. Assuming the exercise of all warrants outstanding as of March 8, 2023 for cash, we would receive aggregate proceeds of approximately $114.3 million. However, we will only receive such proceeds if all the warrant holders exercise all of their warrants. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. As of August 25, 2023, the closing price of our ordinary shares was $1.59 per share. There is no guarantee that the warrants will ever be “in the money” prior to their expiration, and as such, the warrants may expire worthless.

Certain of the Selling Securityholders acquired their shares at a price that is less than the market price of our ordinary shares as of the date of this prospectus, may earn a positive rate of return even if the price of our ordinary shares declines and may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market.

Certain of our securityholders may have purchased their respective ordinary shares at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public securityholders experience a negative rate of return on their investment. In particular, prior to the consummation of the Global IPO, Sponsor purchased 5,750,000 (which some shares were forfeited) Class B ordinary shares of Global (“Founder Shares”), which were converted into Class A ordinary shares at the closing of the Merger, for an aggregate purchase price of $25,000, or approximately $0.00435 per share and represent approximately 6% of our issued and outstanding ordinary shares as of March 8, 2023. As a result, the Sponsor and other shareholders are able to recognize a greater return on their investment than shareholders or holders of warrants that purchased Global ordinary shares in Global’s IPO, in the public market thereafter, or our ordinary shares after the closing of the Merger. Furthermore, such shareholders may earn a positive rate of return even if the price of our ordinary shares declines significantly. As a result, such securityholders may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market or at higher prices than the price paid by such securityholders. The sale or possibility of sale of these ordinary shares, including those pursuant to this prospectus, could have the effect of increasing the volatility in ordinary share price or putting significant downward pressure on the price of ordinary shares. For more details concerning the prices at which the Selling Securityholders acquired their securities, see the section entitled “Selling Securityholders.”

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of June 30, 2023.

The information in this table should be read in conjunction with the financial statements and notes thereto, the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.3 to our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

Cash and cash equivalents	$10,268,581
Total equity	$29,077,222
Debt:
Current borrowings	$17,970,964
Non-current borrowings	$6,491,613
Total indebtedness	$24,462,577
Total capitalization(1)	$53,539,799

____________

(1)      Excludes the impact of any cash exercise of any warrants in reliance on Instruction 2 to Item 3.B of Form 20-F. Further, all of the ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts, and we will not receive any of the proceeds from such sales. As such, there is no impact to the capitalization relating to the resale.

USE OF PROCEEDS

We may receive up to an aggregate of $114.3 million from the exercise of all of the Gorilla warrants issued and outstanding as of March 8, 2023, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

All of the ordinary shares, warrants (including shares issuable upon the exercise of such warrants), and CVRs (including shares issuable upon the exercise of such CVRs) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. The exercise price of our warrants is $11.50 per share, subject to adjustment. We believe that the likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be “in the money” prior to their expiration or that the warrant holders will exercise their warrants. As of August 25, 2023, the closing price of our ordinary shares was $1.59 per share. Holders of the private placement warrants have the option to exercise the private placement warrants on a cashless basis in accordance with the warrant agreement. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

DESCRIPTION OF SECURITIES

Authorized Capitalization

Our authorized share capital consists of 245,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001, of which 68,923,092 ordinary shares were issued and outstanding as of August 15, 2023, which amount does not include 2,814,895 treasury shares currently outstanding but does include Earnout Shares (as defined in the Business Combination Agreement) currently held in escrow. In addition, as of August 15, 2023, warrants exercisable for an aggregate 9,582,724 ordinary shares were outstanding. As of December 31, 2022, 68,542,842 ordinary shares were outstanding, excluding treasury shares but including Earnout Shares then held in escrow. The difference in the number of shares outstanding between December 31, 2022 and August 15, 2023 is the result of 380,250 warrants for ordinary shares being converted into ordinary shares. As of August 15, 2023, Gorilla has 687,149 vested options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program with an average exercise price of $1.17.

On July 12, 2023, the board approved share awards in an aggregate amount of 1,041,226 ordinary shares to certain eligible employees, officers, non-employee directors, and current and former service providers, which amounts will be granted on the effective date of registration statements covering the resale of such ordinary shares.

Ordinary Shares

Dividends.    Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by our board except the following:

•        profits; or

•        “share premium account,” which represents the excess of the price paid to us on the issue of our shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against us.

Voting Rights.    The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to our ordinary shares.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on our ordinary shares imposed by foreign law or by the charter or other of our constituent documents. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of our ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation.    Upon our winding up, after the full amount that holders of any issued shares ranking senior to our ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any of our remaining assets available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares.    We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided our memorandum and articles of association authorize this and we have the ability to pay our debts as they come due in the ordinary course of business.

No Preemptive Rights.    Holders of our ordinary shares will have no preemptive or preferential right to purchase any of our securities.

Variation of Rights Attaching to Shares.    If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to our memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. We may by ordinary resolution increase our authorized share capital.

Anti-Takeover Provisions.    Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

Preference Shares

The Amended and Restated Memorandum and Articles of Association of Gorilla authorize the issuance of up to 5,000,000 blank check preference shares with such designations, rights and preferences as may be determined from time to time by Gorilla’s board of directors. Accordingly, Gorilla’s board of directors are empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of Gorilla.

PLAN OF DISTRIBUTION

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

Subject to the limitations set forth in any applicable agreement providing registration rights, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We may be required to amend or supplement this prospectus in the event that (a) a Selling Securityholder transfers securities under conditions which require the purchaser or transferee to be named in the prospectus as a Selling Securityholder, in which case we will be required to amend or supplement this prospectus to name the Selling Securityholder, or (b) a Selling Securityholder sells shares to an underwriter, in which case we will be required to amend or supplement this prospectus to name the underwriter and the method of sale.

We are paying all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 64,403,803 ordinary shares, up to 1,273,125 warrants, up to 1,273,125 ordinary shares issuable upon exercise of warrants held by the Selling Securityholders and 14,000,000 ordinary shares underlying the CVRs.

The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares and warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The following table sets forth, as of March 8, 2023, the names of the Selling Securityholders, the aggregate number of ordinary shares, warrants and Class A CVRs beneficially owned, the aggregate number of such securities that the Selling Securityholders may offer pursuant to this prospectus and the number of ordinary shares, warrants and Class A CVRs beneficially owned by the Selling Securityholders after the sale of such securities offered hereby. We have based percentage ownership on 68,562,852 ordinary shares (excluding treasury shares but including Earnout Shares held in escrow), 9,942,964 warrants, and 4,507,875 Class A CVRs outstanding as of March 8, 2023. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. All amounts include any Earnout Shares which may be voted by a Selling Securityholder even though such Earnout Shares have not and may not vest. In accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of March 8, 2023 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same ordinary shares.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares, warrants, or Class A CVRs in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares, warrants and Class A CVRs registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Gorilla Technology Group Inc., Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ.

	Securities Beneficially Owned prior to this offering						Securities to be Sold in this offering			Securities Beneficially Owned after this offering
Names And Addresses	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage	Ordinary Shares	Warrants	Class A CVRs	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage
Jayesh Chandan, Chief Executive Officer and Chairman**	738,282	1.1%	—	—	—	—	738,282	—	—	—	—	—	—	—	—
Origin Rise Limited(†)	2,534,881	3.7%	—	—	—	—	2,534,881	—	—	—	—	—	—	—	—
Feng-Shiuh “Felix” Song	437,241	*	—	—	—	—	437,241	—	—	—	—	—	—	—	—
Yi-Chen “Mike” Wang	143,740	*	—	—	—	—	143,740	—	—	—	—	—	—	—	—
Jiann-Cherng “Alan” Luo	459,959	*	—	—	—	—	459,959	—	—	—	—	—	—	—	—
Chao-Chin Chang(1)	24,107	*	—	—	—	—	24,107	—	—	—	—	—	—	—	—
Kai-Chi Chang(2)	36,161	*	—	—	—	—	36,161	—	—	—	—	—	—	—	—
Wei-Yang Chang(3)	42,429	*	—	—	—	—	42,429	—	—	—	—	—	—	—	—
Yu-Jen Chang(4)	4,822	*	—	—	—	—	4,822	—	—	—	—	—	—	—	—
Ting-Ruei Chao(5)	23,143	*	—	—	—	—	23,143	—	—	—	—	—	—	—	—
Quan-Chung Chen(6)	28,929	*	—	—	—	—	28,929	—	—	—	—	—	—	—	—
Chih-Hung Cheng(7)	12,054	*	—	—	—	—	12,054	—	—	—	—	—	—	—	—
Yih-Tsung Chiang(8)	212,782	*	—	—	—	—	212,782	—	—	—	—	—	—	—	—
Lin-Sung Chien(9)	12,054	*	—	—	—	—	12,054	—	—	—	—	—	—	—	—
Wen-Yueh Chiu(10)	69,910	*	—	—	—	—	69,910	—	—	—	—	—	—	—	—
Jui-Hsu Fu(11)	12,054	*	—	—	—	—	12,054	—	—	—	—	—	—	—	—
Yen-Hsi Hou(12)	28,929	*	—	—	—	—	28,929	—	—	—	—	—	—	—	—
Yao-Wei Hsieh(13)	19,286	*	—	—	—	—	19,286	—	—	—	—	—	—	—	—
Keng-Ting Hu(14)	9,643	*	—	—	—	—	9,643	—	—	—	—	—	—	—	—
Alexander Chong Long Huang(15)	23,143	*	—	—	—	—	23,143	—	—	—	—	—	—	—	—
Shi-Xun Huang(16)	4,822	*	—	—	—	—	4,822	—	—	—	—	—	—	—	—
Wan-Ling Huang(17)	19,286	*	—	—	—	—	19,286	—	—	—	—	—	—	—	—
Yufeng Kao(18)	69,428	*	—	—	—	—	69,428	—	—	—	—	—	—	—	—
Yuan-Tsung Lan(19)	15,429	*	—	—	—	—	15,429	—	—	—	—	—	—	—	—
Cheng-Huang Lee(20)	33,750	*	—	—	—	—	33,750	—	—	—	—	—	—	—	—
Meng-Te Liao(21)	5,786	*	—	—	—	—	5,786	—	—	—	—	—	—	—	—
Feng-Nien Lin(22)	37,607	*	—	—	—	—	37,607	—	—	—	—	—	—	—	—
Sze-Yao Ni(23)	229,016	*	—	—	—	—	229,016	—	—	—	—	—	—	—	—
Wei-Min Nien(24)	38,571	*	—	—	—	—	38,571	—	—	—	—	—	—	—	—
Glade Norman(25)	28,929	*	—	—	—	—	28,929	—	—	—	—	—	—	—	—
Chun-Yen Teng(26)	24,107	*	—	—	—	—	24,107	—	—	—	—	—	—	—	—
Chi-Chang Tsai(27)	122,463	*	—	—	—	—	122,463	—	—	—	—	—	—	—	—
Wen-Cheng Tsai(28)	36,161	*	—	—	—	—	36,161	—	—	—	—	—	—	—	—
Yin-Tzu Tseng(29)	15,429	*	—	—	—	—	15,429	—	—	—	—	—	—	—	—
Kai-Hung Wang(30)	57,857	*	—	—	—	—	57,857	—	—	—	—	—	—	—	—
Wei-Hua Wang(31)	72,321	*	—	—	—	—	72,321	—	—	—	—	—	—	—	—
Kuo-Chen Wu(32)	12,054	*	—	—	—	—	12,054	—	—	—	—	—	—	—	—
Hui-Chi Yang(33)	32,786	*	—	—	—	—	32,786	—	—	—	—	—	—	—	—
Wen-Chuan Yang(34)	24,107	*	—	—	—	—	24,107	—	—	—	—	—	—	—	—
Chien-Wen Yen(35)	36,161	*	—	—	—	—	36,161	—	—	—	—	—	—	—	—
Alan D. Moore Charitable Remainder Trust(36)	94,470	*	—	—	—	—	94,470	—	—	—	—	—	—	—	—

	Securities Beneficially Owned prior to this offering						Securities to be Sold in this offering			Securities Beneficially Owned after this offering
Names And Addresses	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage	Ordinary Shares	Warrants	Class A CVRs	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage
Yuanta Venture Capital Co., Ltd.(37)	515,689	*	—	—	—	—	515,689	—	—	—	—	—	—	—	—
Rivetel Inv. Co., Ltd.(38)	1,662,539	2.4%	—	—	—	—	1,662,539	—	—	—	—	—	—	—	—
K-May Inv. Ltd.(39)	4,436,452	6.5%	—	—	—	—	4,436,452	—	—	—	—	—	—	—	—
Berwick Resources Ltd.(40)	3,725,439	5.4%	—	—	—	—	3,725,439	—	—	—	—	—	—	—	—
Reich Holding Co., Ltd.(41)	2,268,884	3.3%	—	—	—	—	2,268,884	—	—	—	—	—	—	—	—
Asteria Vision Fund Inc., as general partner for and on behalf of Asteria Vision Fund I, L.P.(42)	9,152,995	13.3%	—	—	—	—	9,152,995	—	—	—	—	—	—	—	—
CGH Asia Ltd.(43)	2,634,614	3.8%	—	—	—	—	2,634,614	—	—	—	—	—	—	—	—
Upper Class Investment Holdings S. A.(44)	156,295	*	—	—	—	—	156,295	—	—	—	—	—	—	—	—
Techgains Pan Pacific Corporation(45)	1,417,136	2.1%	—	—	—	—	1,417,136	—	—	—	—	—	—	—	—
Techgains Global Corporation(46)	1,417,136	2.1%	—	—	—	—	1,417,136	—	—	—	—	—	—	—	—
Solid Gain Investments Limited(47)	944,758	1.4%	—	—	—	—	944,758	—	—	—	—	—	—	—	—
Technology Associates Management Co., Ltd(48)	1,281,815	1.9%	—	—	—	—	1,281,815	—	—	—	—	—	—	—	—
Tekkang Management Consulting Inc.(49)	70,855	*	—	—	—	—	70,855	—	—	—	—	—	—	—	—
EMC Corporation(50)	3,263,345	4.8%	—	—	—	—	3,263,345	—	—	—	—	—	—	—	—
EMC Ireland Holdings(51)	781,357	1.1%	—	—	—	—	781,357	—	—	—	—	—	—	—	—
Landtek Corporation(52)	2,088,830	3.0%	—	—	—	—	2,088,830	—	—	—	—	—	—	—	—
Vast Treasures International Investment(53)	2,062,766	3.0%	—	—	—	—	2,062,766	—	—	—	—	—	—	—	—
Chosen Noble Limited(54)	781,357	1.1%	—	—	—	—	781,357	—	—	—	—	—	—	—	—
T Ventures Fund II, GP, Ltd. as general partner for and on behelf of Tesltra Ventures Fund II, L.P.(55)	4,527,383	6.6%	—	—	—	—	4,527,383	—	—	—	—	—	—	—	—
Acer SoftCapital Incorporated(56)	1,175,942	1.7%	—	—	—	—	1,175,942	—	—	—	—	—	—	—	—
SBI & Capital 22 Management II Co. Ltd, as general partner for and on behalf of SBI & Capital 22 JV Fund II, L.P.(57)	920,988	1.3%	—	—	—	—	920,988	—	—	—	—	—	—	—	—
SBI Investment Co., Ltd, as general partner for and on behalf of SBI AI & Blockchain Investment LPS(58)	5,986,421	8.7%	—	—	—	—	5,986,421	—	—	—	—	—	—	—	—
I-Bankers Securities, Inc.(59)	267,500	*	125,625	1.3%	—	—	267,500	125,625	—	—	—	—	—	—	—
Bradbury Private Investments XVI Inc.(60)	3,000,000	4.4%	750,000	7.5%	3,000,000	91.8%	3,000,000	750,000	3,000,000	—	—	—	—	—	—
Akshay Gupta(61)**	13,500	*	3,750	*	—	—	13,500	3,750	—	—	—	—	—	—	—
Alejandro Gonzalez(62)**	4,000	*	—	—	—	—	4,000	—	—	—	—	—	—	—	—
Christy Albeck(63)**	30,000	*	—	—	—	—	30,000	—	—	—	—	—	—	—	—
Andrew Jordan(64)**	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—

	Securities Beneficially Owned prior to this offering						Securities to be Sold in this offering			Securities Beneficially Owned after this offering
Names And Addresses	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage	Ordinary Shares	Warrants	Class A CVRs	Ordinary Shares	Percentage	Warrants	Percentage	Class A CVRs	Percentage
ASTOR Management AG(65)**	47,250	*	13,125	*	—	—	47,250	—	—	—	—	—	—	—	—
Blythe Elizabeth Edwards(66)**	227,067	*	21,755	*	—	—	227,067	—	—	—	—	—	—	—	—
Bryant B. Edwards(67)**	421,696	*	40,402	*	—	—	421,696	—	—	—	—	—	—	—	—
Canaris Holding Ltd.(68)**	81,971	*	—	—	—	—	81,971	—	—	—	—	—	—	—	—
CXI Valley I LLC(69)**	26,750	*	1,875	*	—	—	26,750	—	—	—	—	—	—	—	—
Deborah Nichole Hudson(70)**	10,019	*	—	—	—	—	10,019	—	—	—	—	—	—	—	—
Innvotec Investments Limited(71)**	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
Ralph Kuskye Jr.(72)**	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Long Long(73)**	475,000	*	—	—	—	—	475,000	—	—	—	—	—	—	—	—
M&F Fund I LP(74)**	150,000	*	37,500	*	—	—	150,000	—	—	—	—	—	—	—	—
Meteora Capital Partners, LP(75)**	61,981	*	6,637	*	—	—	61,981	—	—	—	—	—	—	—	—
Kai Ming Chan(76)**	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Stichting Juridisch Eigendom Mint Tower Arbitrage Fund(77)**	30,991	*	3,319	*	—	—	30,991	—	—	—	—	—	—	—	—
Peter Wright(78)**	20,000	*	—	—	—	—	20,000	—	—	—	—	—	—	—	—
RC Asia Tech LLC(79)**	540,000	*	150,000	1.5%	—	—	540,000	—	—	—	—	—	—	—	—
Sea Otter Securities Group LLC(80)**	61,981	*	6,637	*	—	—	61,981	—	—	—	—	—	—	—	—
Shackleton Ventures Limited(81)**	90,168	*	—	—	—	—	90,168	—	—	—	—	—	—	—	—
Shannon Lynne Casey(82)**	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—
Sixth Borough Capital Fund LP(83)**	270,000	*	75,000	*	—	—	270,000	—	—	—	—	—	—	—	—
Sophia Laurice Casey Cannon(84)**	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Stephen N. Cannon(85)**	150,000	*	—	—	—	—	150,000	—	—	—	—	—	—	—	—
VB Capital Management AG(86)**	135,000	*	37,500	*	—	—	135,000	—	—	—	—	—	—	—	—
Wing Yee Teresa Yeung(87)**	505,679	*	—	—	—	—	505,679	—	—	—	—	—	—	—	—
Amir Kazmi(88)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Marwan Aberdin(89)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
IB Capital LLC(90)**	301,165	*	—	—	—	—	301,165	—	—	—	—	—	—	—	—
Keep A Child Alive, Inc.(91)**	50,000	*	—	—	—	—	50,000	—	—	—	—	—	—	—	—

____________

*         Less than 1%

**      Recipients of sponsor shares

†        The number of shares represents the ordinary shares owned by Origin Rise Limited, which is an investment vehicle controlled by Dr. Koh, Sih-Ping, Origin Rise Limited’s sole director. The registered address of Origin Rise Limited is at the Offshore Chambers, P.O. Box 217, Apia, Samoa.

(1)      No. 17 Ln. 289, Kailan Rd, Toucheng Township, Yilan County

(2)      2F, No. 38, Huanuan 3rd St, Xinyi District, Keelung City 201

(3)      3F., No. 26, Ln. 41, Zhong 3rd St, Xizhi District, New Taipei City 221

(4)      11F.-10, No. 103 Kangding Rd, Wanhua Dist., Taipei City

(5)      4F., No. 22, Ln. 84, Juguang Rd, Zhonghe District, New Taipei City 235

(6)      No. 8, Aly. 12, Ln. 231, Zhonghua Rd, Wuri District, Taichung City 414

(7)      No. 368, Nanjing W. Rd, Datong District, Taipei City 103

(8)      2F., No. 23, Ln. 165, Guangfu N. Rd, Songshan District, Taipei City 105

(9)      4F., No. 10, Sec. 1, Yongxing Rd, Beitou District, Taipei City 112

(10)    6F., No. 7, Ln. 224, Sec. 1, Da’an Rd, Da’an District, Taipei City 106

(11)    7F., No. 170-1, Ren’ai Rd, Xizhi District, New Taipei City

(12)    No. 10, Aly. 34, Ln. 415, Ziqiang Rd, Tamsui District, New Taipei City 251

(13)    2F-3, No. 27-1, Baoqiao Rd, Xindian District, New Taipei City 231

(14)    5F-2, No. 35. Ln. 901, Wenxin S. Rd, South District, Taichung City 402

(15)    City Tower Tokorozawa Classy Apt. 602, 11-1 Higashisumityoshi, Tokorozawa City, Saitama-Ken 359-1124, Japan

(16)    3F., No. 27, Ln. 13, Guangfu S. Rd, Songshan Dist, Taipei City 105,

(17)    2F., No. 23, Ln. 165, Guangfu N. Rd, Songshan District, Taipei City 105

(18)    1F., No. 8-4, Ln. 68, Ning’an St, Songshan District, Taipei City 105

(19)    4F., No. 19, Ln. 33, Shuiyuan St, Yonghe District, New Taipei City 234

(20)    6F, No. 219-12, Sec. 1, ChengTai Rd, Wugu District, New Taipei City 248

(21)    5F., No. 2-4, Ln. 42, Sec. 2, Ren’ai Rd, Zhongzheng District, Taipei City

(22)    No. 535-3, Singfu Rd, Sinjhuang District, New Taipei City 242

(23)    12F., No. 462, Sec. 1, Wenhua 3Rd Rd, Linkou District, New Taipei City 244

(24)    No. 30, Ln. 480, Zhongxiao Rd, Su’ao Township, Yilan County 270009

(25)    3F., No. 30, Ln. 313, Fuxing N. Rd, Songshan Dist, Taipei City 105006

(26)    No. 19, Aly. 18, Ln. 177, Zhongzheng N. Rd, Yongkang District, Tainan City 710

(27)    13F., No. 18, Ln. 203, Sec. 2, Xinglong Rd, Wenshan District, Taipei City 116

(28)    3F., No. 87, Sec. 1, Xiyuan Rd, Wenshan District, Taipei City 108

(29)    6F, No. 16, Lin. 134, Shuangfong Rd, Xin-Zhuang District, New Taipei City 242

(30)    5F-1, No. 39, Sec. 2, Anhe Rd, Da’an District, Taipei City 106

(31)    6F., No. 14, Ln. 202, Ren-ai Rd, Yonghe District, New Taipei City 234

(32)    4F, No. 383, Sec. 1, Neihu Rd, Neihu District, Taipei City 114

(33)    13F., No. 9, Ln. 223, Yumin Rd, Tucheng District, New Taipei City 236

(34)    6F.-22, No. 468, Sec. 3, Linghang S. Rd, Taoyuan County

(35)    5F., No. 12, Ln. 62, Meilun St, Shilin District, Taipei City 111

(36)    12231 Cross Creek, Dallas TX 75243-4603

(37)    10F., No. 66, Dun Hua S. Rd, Sec. 1, Taipei City

(38)    No. 106, Ln. 737, Sec. 1, Neihu Rd., Neihu Dist., Taipei City 11447

(39)    1F., No. 106, Ln.737, Sec. 1, Neihu Rd, Neihu District, Taipei City

(40)    4F., No. 192, Liancheng Rd, Zhonghe District, New Taipei City 235

(41)    Intershore Chambers, Road Town, Tortola, Virgin Islands

(42)    251 Little Falls Drive, Wilmington, DE 19808-1674

(43)    16F., No. 67, Sec. 2, Dun Hua S. Rd, Da’an District, Taipei City

(44)    12F-2, No. 70 Duen-Hwa South Road, Sec. 2, Taipei

(45)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(46)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(47)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(48)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(49)    5052 Tennyson Parkway, Ste 100, Plano, TX 75024-3089

(50)    176 South St., Hopkinton, MA 01748-2209

(51)    176 South St., Hopkinton, MA 01748-2209

(52)    7F., No. 531-1, Zhongzheng Rd, Xindian District, New Taipei City

(53)    7F., No. 531-1, Zhongzheng Rd, Xindian District, New Taipei City

(54)    Vistra Corporate Services Centre Wickhams Cay II, Road Town, Tortola, British Virgin Islands

(55)    Langham Hall Limited, North Suite 2, Town Mills Rue Du Pre, St Peter Port, Guernsey

(56)    FH Chambers P.O. Box 4649, Road Town, Tortola, British Virgin Islands

(57)    4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KYI-1002, Cayman Islands

(58)    Izumi Garden Tower 19F, 1-6-1 Roppongi, Minato-ku, Tokyo 106-6019, Japan

(59)    1208 Shady Lane N, Keller TX 76248

(60)    Suite 5106-07, 51st Floor, The Center 99 Queens Road Central, Hong Kong

(61)    21 Jessica Ln, Southport, CT 06890-1073

(62)    124 Munster Road, London SW6 5RD, United Kingdom

(63)    1303 Heathwick Ln, Houston, TX 77043-4505

(64)    2537 Hayward Drive, Burlingame CA 94010-5441

(65)    Attn: Ashwath Mehra, Gubelstrasse 24, Parktower 12 Zug 6300

(66)    PMB 4-329, 1776 Park Ave, Park City UT 84060-5148

(67)    PMB 4-329, 1776 Park Ave, Park City UT 84060-5148

(68)    12 Frognal Gardens, Flat 1, London NW3 6UX, United Kingdom

(69)    Attn: Amit Mahajan, 60 Forest Dr., Short Hills NJ 07078-2833

(70)    Hill Farm Chesterton Road, Lighthorne, CV35 0AB, United Kingdom

(71)    Attn: Qureshi, 64 New Cavendish Street, London W1G 8TB, United Kingdom

(72)    13290 5C RD, Plymouth In 46563-7767

(73)    180 Greenwood Dr., Wakefield RI 02879-1516

(74)    Attn: Victor Chu, 4F, No. 13-19, Sec. 6, Min-Quan East Road, Neihu District, Taipei City 114, Taiwan

(75)    Attn: Joe Tonnos, 840 Park Dr. E, Boca Raton FL 33432-5126

(76)    21F., CMA Building, 64 Connaught Road Central, Unit #HK10, Central Hong Kong

(77)    Beursplein 5, 1012 JW, Amersterdam, Netherlands

(78)    30 Fuller Rd, Needham MA 02492-4548

(79)    Attn: Shahraab Ahmad, 19 Vestry St. Apt. 5, New York NY 10013-1975

(80)    Attn: Jeff Hwang, 107 Grand St. Fl. 7, New York NY 10013-5903

(81)    Attn: Wendy Stewart, Thistle Court, 1-2 Thistle Street, Edinburgh EH2 1DD, United Kingdom

(82)    603 Owen Dr., Monona, WI 53716-3441

(83)    Attn: Monique Amclaren, 1515 N Federal HWY STE 300, Boca Raton FL 33432-1994

(84)    603 Owen Dr., Monona, WI 53716-3441

(85)    226-232 Argyle St, Garfield Court Flat 14/A, Kowloon Hong Kong

(86)    Attn: Alejandro Gonzalez, Dufourstrasse 49, Zurich 8008, Switzerland

(87)    226-232 Argyle St, Garfield Court Flat 14/A, Kowloon Hong Kong

(88)    4 Naseby Close, Mickelover, Derby DE3 0DQ, United Kingdom

(89)    Villa 68 Al Tawaash Street, Jumairah 3, P.O.Box 634, UAE DUBAI

(90)    Attn: James Mccrory, 1483 Ave. Ashford Apt. 402, San Juan PR 00907-1770

(91)    17 State St. Fl. 21, New York NY 10004-1501

EXPENSES RELATING TO THIS OFFERING

The following table sets forth the expenses incurred by us in connection with the issuance and distribution of our ordinary shares, warrants and Class A CVRs covered by this prospectus. The selling shareholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling shareholders’ legal counsels applicable to the sale of their shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$107,264
Accounting fees and expenses	$74,500
Legal fees and expenses	$125,123
Transfer agent and registrar fees	$0
Miscellaneous expenses	$0
Total	$306,887

MATERIAL CHANGES

Except as otherwise described above and in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since April 28, 2023.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Gorilla Technology Group Inc. or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

LEGAL MATTERS

The legality of the Gorilla ordinary shares offered by this prospectus and certain other Cayman Islands legal matters were passed upon for Gorilla by Maples and Calder (Cayman) LLP. The legality of the Gorilla warrants offered by this prospectus and certain legal matters relating to U.S. law and certain Taiwan legal matters were passed upon for Gorilla by K&L Gates LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors, and principal shareholders are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

We maintain a website at www.gorilla-technology.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference herein:

•        our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 28, 2023;

•        our Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 17, 2023; and

•        the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2022, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Gorilla Technology Group Inc.
Meridien House
42 Upper Berkeley Street
Marble Arch
London, United Kingdom W1H 5QJ
+44203988057

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.       Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association.

Item 9.       Exhibits and Financial Statements.

(a) Exhibits

Exhibit Number	Description
1.2**

Controlled Equity Offering Sales Agreement, dated as of August 17, 2023, by and between Gorilla and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 99.1 of Gorilla’s Form 6-K filed August 17, 2023).

2.1†**

Amended and Restated Business Combination Agreement, dated as of May 18, 2022, by and among Global, Gorilla, Global SPAC Sponsors LLC, as SPAC Representative, Tomoyuki Nii as Company Representative and Merger Sub (incorporated by reference to Exhibit 2.1 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).

3.1**	Memorandum and Articles of Association of Gorilla (incorporated by reference to Exhibit 3.1 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022).
4.1

Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 2.1 of Gorilla’s Form 20-F filed with the SEC on April 28, 2023).

4.2**

Warrant Agreement, dated as of April 8, 2021, between Continental Stock Transfer & Trust Company and Global (incorporated by reference to Exhibit 4.1 of Global’s Form 8-K filed with the SEC on April 14, 2021).

4.3**

Specimen Ordinary Share Certificate of Gorilla Technology Group Inc. (incorporated by reference to Exhibit 4.6 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).

4.4**

Specimen Warrant Certificate of Gorilla Technology Group Inc. (incorporated by reference to Exhibit 4.7 of Gorilla’s Registration Statement on Form F-4 (File No. 333-262069) filed with the SEC on June 28, 2022).

4.5**

Registration Rights Agreement, dated as of April 8, 2021, by and among Global, the Sponsor and I-Bankers (incorporated by reference to Exhibit 10.3 of Global’s Form 8-K filed with the SEC on April 14, 2021).

4.6**

Form of Contingent Value Rights Agreement, by and among Gorilla, Global, Global SPAC Sponsors LLC, in the capacity as Gorilla Representative, Tomoyuki Nii in the capacity as Gorilla Representative, and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022).

4.7**

Form of Lock-Up Agreement, dated as of December 21, 2021, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.2 of Global’s Form 8-K filed with the SEC on December 28, 2021).

4.8**

Form of First Amendment to Registration Rights Agreement, by and among Gorilla, Global and the Sponsor (incorporated by reference to Exhibit 10.4 of Global’s Form 8-K filed with the SEC on December 28, 2021).

4.9**

Form of Registration Rights Agreement, by and between Gorilla and the shareholders of Gorilla party thereto (incorporated by reference to Exhibit 10.2 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022)).

4.10**

Form of Assignment, Assumption and Amendment to Warrant Agreement among Continental Stock Transfer & Trust Company, LLC, Gorilla and Global (incorporated by reference to Exhibit 10.3 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022)).

Exhibit Number	Description
4.11**

Form of First Amendment to Lock-Up Agreement, by and between Gorilla and the shareholder of Gorilla party thereto (incorporated by reference to Exhibit 10.1 of Global’s Form 8-K filed with the SEC on February 11, 2022).

4.12**

Form of Amended and Restated Subscription Agreement, dated as of May 18, 2022, by and among Global, Gorilla and the investors named therein (incorporated by reference to Exhibit 10.1 of Gorilla’s Form 6-K filed with the SEC on July 19, 2022).

5.1**	Opinion of Maples and Calder (Cayman) LLP as to the validity of the Gorilla ordinary shares to be issued.
5.2**	Opinion of K&L Gates LLP as to the validity of the Gorilla warrants and contingent value rights to be issued.
23.1	Consent of PricewaterhouseCoopers, Taiwan, independent registered public accounting firm.
23.2**	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.3**	Consent of K&L Gates LLP (included in Exhibit 5.2).
24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
107**	Calculation of Registration Fee.

____________

**      Previously filed.

†        Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 10.     Undertakings.

The undersigned registrant hereby undertakes:

•        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

•        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

•        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•        That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements, if such financial statements and information is not incorporated by reference into this registration statement by periodic reports filed or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Securities Exchange Act of 1934.

•        That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 29th day of August, 2023.

GORILLA TECHNOLOGY GROUP INC.
By:	/s/ Jayesh Chandan
Name:	Jayesh Chandan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Jayesh Chandan	Chief Executive Officer and Chairman of the Board of Directors	August 29, 2023
Jayesh Chandan	(Principal Executive Officer)
/s/ Daphne Huang	Chief Financial Officer	August 29, 2023
Daphne Huang	(Principal Financial Officer and Principal Accounting Officer)
*	Director	August 29, 2023
Evan Medeiros
*	Director	August 29, 2023
Rt. Hon. Ruth Kelly
*	Director	August 29, 2023
Gregg Walker
*	Director	August 29, 2023
Yoichiro Hirano
*By:	/s/ Jayesh Chandan	August 29, 2023
Name:	Jayesh Chandan
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gorilla Technology Group Inc. has signed this registration statement in the City of Newark, State of Delaware, on the 29th day of August, 2023.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Puglisi & Associates